ITEM 6. Part III - SUPPLEMENTAL INFORMATION REGARDING COMPENSATION AND SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES

(a)  Directors' and Executive Officers' Compensation

PSI (including subsidiaries)

William J. Grealis is also a director and officer of PSI Energy Argentina. See Cinergy's disclosure on pages 11 through 23 of the Proxy Statement for the required information regarding Mr. Grealis' compensation.

(b) Security Ownership of Certain Beneficial Owners and Management

Cinergy (including Investments and subsidiaries)

The beneficial ownership of Cinergy's common stock held by each nominee, continuing director, and named executive officer, including those of Investments and subsidiaries (as identified on pages 10-19 of this Annual Report on Form U5S (U5S)) and of units equal to one share of Cinergy's common stock paid as compensation to non-employee directors, as of December 31, 1996, is set forth in the following table.

                                       Amount and Nature
Name of Beneficial Owner (1)      of Beneficial Ownership (2)       Units (3)
Neil A. Armstrong                          5,750 shares
James K. Baker                            18,605 shares                2,795
Michael G. Browning                       23,835 shares                6,124
Phillip R. Cox                             5,238 shares
Kenneth M. Duberstein                     17,991 shares
William J. Grealis                        22,710 shares
John A. Hillenbrand II                    33,259 shares                5,737
George C. Juilfs                           8,750 shares
J. Wayne Leonard                          96,651 shares
John M. Mutz                              57,563 shares
Melvin Perelman                           29,868 shares                5,658
Thomas E. Petry                            7,000 shares
Jackson H. Randolph                      129,893 shares
James E. Rogers                          218,171 shares
John J. Schiff, Jr.                       46,059 shares (4)
Philip R. Sharp                            1,000 shares
Van P. Smith                              22,390 shares
Dudley S. Taft                             8,000 shares
Larry E. Thomas                           88,441 shares
Oliver W. Waddell                          9,361 shares
All directors and executive officers
  as a group                           1,142,096 shares (2)
                                         (representing 0.72% of the class)

___________

(1) No individual listed beneficially owned more than 0.14% of the outstanding shares of Cinergy's common stock.


(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts:
Mr. Armstrong-5,000; Mr. Baker-17,787; Mr. Browning-17,787; Mr. Cox-5,000;
Mr. Duberstein-17,787; Mr. Grealis-15,887; Mr. Hillenbrand-17,787; Mr. Juilfs-5,000; Mr. Leonard-77,611; Mr. Mutz-52,787; Mr. Perelman-17,787; Mr. Petry-
5,000; Mr. Randolph-50,000; Mr. Rogers-95,629; Mr. Schiff-5,000; Mr. Smith-
17,787; Mr. Taft-5,000; Mr. Thomas-54,104; Mr. Waddell-2,500; and all directors and executive officers as a group-656,393.

(3) Each unit represents one share of Cinergy's common stock credited to the account of the respective directors as of December 31, 1996, under the Cinergy Directors' Deferred Compensation Plan.

(4) Includes 15,000 shares owned of record by a trust of which Mr. Schiff is one of three trustees who share voting and investment power equally. Does not include 1,791,000 shares, as to which Mr. Schiff disclaims any beneficial interest, held by Cincinnati Financial Corporation and certain of its subsidiaries.

CG&E (including subsidiaries)

CG&E's (and subsidiaries') directors and executive officers (as identified on pages 11-13 of this U5S) did not beneficially own any shares of any series of the class of CG&E's cumulative preferred stock as of December 31, 1996. The beneficial ownership of the outstanding shares of Cinergy's common stock held by each director and named executive officer as of December 31, 1996, is set forth in the following table.

                                                       Amount and Nature
Name of Beneficial Owner (1)                       of Beneficial Ownership (2)
William J. Grealis                                         22,710 shares
J. Wayne Leonard                                           96,651 shares
Jackson H. Randolph                                       129,893 shares
James E. Rogers                                           218,171 shares
Larry E. Thomas                                            88,441 shares
All directors and executive officers as a group           760,725 shares (2)
                                                         (representing 0.48%
of the class)

___________

(1) No individual listed beneficially owned more than 0.14% of the outstanding shares of Cinergy's common stock.
(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Grealis-15,887; Mr. Leonard-77,611; Mr. Randolph-50,000; Mr. Rogers-95,629;
Mr. Thomas-54,104; and all directors and executive officers as a group-
424,861.

PSI (including subsidiaries)

PSI's (and subsidiaries') director-nominees and named executive officers (as identified on pages 13-14 of this U5S) did not beneficially own any shares of any series of the class of PSI's cumulative preferred stock as of December 31, 1996. The beneficial ownership of the outstanding shares of Cinergy's common stock held by each director-nominee and named executive officer, and of units equal to one share of Cinergy common stock paid as compensation to non-employee directors of Cinergy, as of December 31, 1996, is set forth in the following table.

                                       Amount and Nature
Name of Beneficial Owner (1)      of Beneficial Ownership (2)        Units (3)
James K. Baker                            18,605 shares                2,795
Michael G. Browning                       23,835 shares                6,124
John A. Hillenbrand II                    33,259 shares                5,737
J. Wayne Leonard                          96,651 shares
John M. Mutz                              57,563 shares
Jackson H. Randolph                      129,893 shares
James E. Rogers                          218,171 shares
Van P. Smith                              22,390 shares
Larry E. Thomas                           88,441 shares
All directors and executive officers
  as a group                             892,218 shares (2)
                                         (representing 0.57% of the class)

___________

(1) No individual listed beneficially owned more than 0.14% of the outstanding shares of Cinergy's common stock.

        William J. Grealis is also a director and officer of PSI Energy Argentina. See Cinergy's disclosure on page 10 of the Proxy Statement for the required information regarding Mr. Grealis' security ownership.

(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Baker-17,787; Mr. Browning-17,787; Mr. Hillenbrand-17,787; Mr. Leonard-77,611;
Mr. Mutz-52,787; Mr. Randolph-50,000; Mr. Rogers-95,629; Mr. Smith-17,787;
Mr. Thomas-54,104; and all directors and executive officers as a group-538,798.

        As indicated in Note 1 above, William J. Grealis is also a director and officer of PSI Energy Argentina. See Cinergy's disclosure on page 10 of the Proxy Statement for the required information regarding Mr. Grealis' security ownership.

(3) Each unit represents one share of Cinergy's common stock credited to the account of the respective directors as of December 31, 1996, under Cinergy's Directors' Deferred Compensation Plan.